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                                                                   EXHIBIT 14(a)

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the references to our firm in the Registration Statement on Form N-14 of Janus Adviser and to the use of our report dated February 14, 2003 on the financial statements and financial highlights of Vontobel U.S. Value Fund and Vontobel International Equity Fund, each a series of shares of the Vontobel Funds, Inc. Such financial statements and financial highlights appear in the 2002 Annual Report to Shareholders, which is incorporated by reference in the Registration Statement.



                                                    TAIT, WELLER & BAKER


PHILADELPHIA, PENNSYLVANIA
JULY 10, 2003